Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Albertson's, Inc. and subsidiaries (the "Company") on Form S-3 (for the registration of $3 billion in debt securities) of our report dated March 24, 2000, incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2000. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP


Boise, Idaho
February 2, 2001